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                                                            EXHIBIT 12.1


                                                       CRISPAIRE CORPORATION
                                              COMPUTATION OF EARNINGS TO FIXED CHARGES
                                               (Amounts in Thousands, except ratios)





                                                                                Seven Months Ended
                                                    Year ended October 31,            July 31,
                                                    ----------------------      ------------------
                                     1992   1993     1994      1995      1996      1996      1997
                                     ----   ----     ----      ----      ----      ----      ----

Income before income taxes .......  $761    $649    $1,829    $2,287    $3,292    $2,644    $3,853
Fixed Charges ....................   207     199       327       176       198       160       139
                                    ----    ----    ------    ------    ------    ------    ------
Earnings .........................  $968    $848    $2,156    $2,463    $3,490    $2,804    $3,992
                                    ====    ====    ======    ======    ======    ======    ======

Interest Expense .................   203     194       160        94       146       127       106
Interest portion
  of rent expense ................     4       5       167        82        52        33        33
                                    ----    ----    ------    ------    ------    ------    ------
Fixed Charges ....................  $207    $199    $  327    $  176    $  198    $  160    $  139
                                    ====    ====    ======    ======    ======    ======    ======
Ratio of earnings
  to fixed charges ...............   4.7     4.3       6.6      14.0      17.7      17.5      28.7
                                    ====    ====     =====    ======    ======     =====    ======
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                                                           AIRXCEL, INC.
                                              COMPUTATION OF EARNINGS TO FIXED CHARGES
                                               (Amounts in Thousands, except ratios)

                                                                         Nine Months Ended
                                         Year ended December 31,           September 30,

                                    1992    1993   1994     1995    1996    1996   1997         1996    1996    1997
                                    ----    ----   ----     ----    ----    ----   ----         ----    ----    ----

Income from continuing operations
  before income taxes ...........  $1,674  $  138  $5,352  $1,383  $5,968  $5,671  $4,909     $   735  $1,229  $2,235
Fixed Charges ...................   2,322   2,374   1,369   1,184   2,385   1,241   2,522      10,466   7,725   7,725
                                   ------  ------  ------  ------  ------  ------  ------     -------  ------  ------
Earnings ........................ $3,996   $2,512  $6,721  $2,567  $8,353  $6,912  $7,431     $11,201  $8,954  $9,960
                                  ======   ======  ======  ======  ======  ======  ======     =======  ======  ======
Interest Expense(1) .............  2,234    2,273   1,282   1,097   2,273   1,161   2,436      10,300   7,725   7,725
Interest portion of rent expense      88      101      87      87     112      80      86         166       0       0
                                  ------   ------  ------  ------  ------  ------  ------     -------  ------  ------
Fixed Charges ................... $2,322   $2,374  $1,369  $1,184  $2,385  $1,241  $2,522     $10,466  $7,725  $7,725
                                  ======   ======  ======  ======  ======  ======  ======     =======  ======  ======
Ratio of earnings
  to fixed charges...............    1.7      1.1     4.9     2.2     3.5    5.6      2.9         1.1     1.2     1.3
                                  ======   ======  ======   =====  ======  =====   ======      ======= ======  ======

                                  (1) Interest expense includes amortization of deferred financing costs and excludes interest expense related to discontinued
                                      Faulkner manufacturing division.
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